UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Registration Statement under the Securities Act of 1933

FORM S-1 /A
AMENDMENT NUMBER 2

SKYHIGH RESOURCES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1000	26-2746101
State or Jurisdiction of	Primary Standard Industrial	I.R.S. Employer Identification
Incorporation or Organization	Classification Code Number	Number

SKYHIGH RESOURCES INC. Note 7
1791 Marcy Lynn Road
San Jose, CA 95124
Telephone: 408-239-4080
(Address and telephone number of principal executive offices and place of business)
________________

Delaware Business Incorporators Inc
Capitol Office Center, 3422 Old Capital Trail, Suite 700
Wilmington, DE 19808-6192
(302) 996 5819
(Name, address and telephone number of agent for service)

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this Registration
Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Approximate Date of Commencement of Proposed Sale to the Public: The proposed date of sale will be as soon as practicable after this Prospectus is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to
Rule 415 under the Securities Act of 1933, please check the following box. 5[X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Prospectus number of the earlier effective registration
statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same
offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same
offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer [   ]        Accelerated filer [   ]        Non-accelerated filer [   ]        Smaller reporting company [X]

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this Registration
Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

TITLE OF EACH	AMOUNT TO BE	PROPOSED	PROPOSED	AMOUNT OF
CLASS OF	REGISTERED	MAXIUM	MAXIMUM	REGISTRATION
SECURITIES TO		OFFERING	AGGREGATE	FEE (1)
BE REGISTERED		PRICE PER	OFFERING
		SHARE	PRICE

Common Stock	1,000,000	$0.025	$25,000	$0.98

(1)	Registration Fee (to be paid).
(2)	The offering price per share was arbitrarily determined by Skyhigh Resources, Inc.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended (the "Securities Act").

PROSPECTUS

1,000,000 SHARES
COMMON STOCK

The date of this Prospectus is January 20, 2009

----------------

This is the initial offering of common stock of Skyhigh Resources, Inc. We are offering for sale a total of 1,000,000 shares of common stock at a price of $.025 per share. The offering is being conducted on a self-underwritten, best effort, all-or-none basis, which means we must sell all 1,000,000 shares or return all subscription funds to the subscriber should we fail to complete the sale of all the 1,000,000 shares by June 30, 2009, Note 2 Our officer and director; Trevor Blank will attempt to sell the shares.

As of the date of this prospectus there was no public market for our common stock. Although we plan to have our shares listed on the OTC Bulletin Board or any other public market. We may not be successful in establishing any public market for our common stock because the many variables that will determine our success are uncertain and subject to change based upon circumstances that are not foreseen in the market place, etc.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. FOR A DESCRIPTION OF CERTAIN IMPORTANT FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS. SEE “RISK FACTORS” STARTING ON PAGE 6 OF THIS PROSPECTUS. Note 3 and Note 4

There are no underwriters, discounts or commissions. All proceeds will be distributed to the Company if all 1,000,000 shares are sold. If not sold by the termination date June 30, 2009, the funds received will be promptly returned to the subscriber. The funds will be placed in an separate account and interest will be paid at the rate of 4%.  This offering will not be extended beyond the termination date which is June 30, 2009.This prospectus will not be used before the effective date of the registration statement. Information in this prospectus will be amended or completed as needed. This registration statement has been filed with the securities exchange commission

These securities will not be sold until the registration statement becomes effective.

An investment in our common stock involves risks. Investors should be able to afford the loss of their entire investment. See "Risk Factors" in this Prospectus.

This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offence.

	Per Share	Total
Public offering price	$0.025	$25,000

Possible Proceeds to the Company	$0.025	$25,000

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information provided by this Prospectus is accurate as of any date other than the date on the front cover page of this Prospectus.

Prospectus Summary

Overview

The following is only a summary of the information, financial statements and the notes included in this Prospectus. You should read the entire Prospectus carefully, including “Risk Factors” and our Financial Statements and the notes to the Financial Statements before making any investment decision. Unless the context indicates or suggests otherwise, the terms “”Company, “we,” “our” and “us” means Skyhigh Resources, Inc.

Our Business

We were incorporated on April 2, 2007, under the laws of the State of Delaware to engage in the acquisition, exploration and development of natural resource properties. We have had no revenues since our inception and a limited operating history. Our principal offices are located at 1791 Marcy Lynn Court, San Jose, CA 95124 . Our telephone number is 408-234-4080 Skyhigh Resources, Inc (the “Company”) will engage in the acquisition, exploration and development of natural resource properties. We are in the business of mineral property exploration. To date, we have not conducted any exploration on our sole exploration target, the Fraser River Bend claim (“River Bend Property”), which is located in the Province of British Columbia, Canada. The River Bend Property consists of an area of approximately 1,193 acres (483 hectares) located 42 kilometres (26 miles)

Northwest of Quesnel, British Columbia. We acquired the property from Riverbend Gold Corp on January 15, 2008 for 200,000 restricted common shares valued at $0.10 a share, ($20,000).

Our objective is to conduct mineral exploration activities on the River Bend property in order to assess whether it possesses economic reserves of gold, silver, or platinum. We have not yet identified any economic mineralization on the River Bend Property. Our proposed exploration program is designed to search for an economic mineral deposit.

There is no assurance that a commercially viable mineral deposit exists on any of our mineral properties. Further exploration beyond the scope of our planned exploration activities will be required before a final evaluation as to the economic feasibility of mining of any of our properties is determined. There is no assurance that further exploration will result in a final evaluation that a commercially viable mineral deposit exists on any of our mineral properties.

There is no current public market for our securities. As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investment in our securities is not liquid.

Common Stock Outstanding and Related Stockholder Matters

In December 2007 we issued 1,500,000 @ $0.001 to our President and Director, Mr. Trevor Blank for services rendered.

In December 2007 we issued 30,000 each @ $0.025 per share in aggregate 60,000 shares of common stock to two consultants in payment of debt in the amount of $1,500 incurred for organization expenses.

On January 20, 2008 we issued 200,000 restricted common shares valued at $0.10 a share, ($20,000) for acquisition of our Riverbend mineral claims.

The Common Stock was issued in accordance with a Section 4(2) offering under the Securities Act of 1933, as amended and Rule 506 promulgated there under. Total shares issued and outstanding as of November 30, 2008 – 1,760,000 shares.

This Offering:

Securities Being Offered	1,000,000 shares of common stock.

Offering Price

The offering is being conducted on a self-underwritten, best effort, all-or-none basis, which means our officer and/or director; will attempt to sell the shares at $0.025 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We cannot ensure that our shares will be quoted on the OTC Bulletin Board.

Terms of the Offering	The officer and/or director will determine when and how they will sell the common stock offered in this prospectus.
Note 3 and Note 4
Termination of the Offering

The offering will conclude when all of the 1,000,000 shares of common stock have been sold, or June 30, 2009, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares. If this offering is terminated, all funds received and interest paid thereon will be promptly remitted to the investor. The subscription funds will be placed in a separate account and interest will be paid at the rate of 4%. This offering will not be extended beyond June 30, 2009

Securities Issued and to be Issued

1,760,000 shares of our common stock are issued and outstanding as of the date of this prospectus, are not part of this prospectus. All of the common stock to be sold under this prospectus will be sold by our officer and/or director.

Note 3 and Note 4
Use of Proceeds

We intend to raise $25,000 from the sale of 1,000,000 shares of common stock at $0.025 per share.  This offering is for an amount of $25,000 on an all or nothing basis. Should the full amount of the offering not be sold by June 30, 2009, the Company will promptly remit the stock sale proceeds and any interest paid thereon to the investors. The funds will be placed in a separate account and interest will be paid at the rate of 4%. This offering will not be extended beyond June 30, 2009.

Following this offering the total issued and outstanding common stock of the Company will be 2,760,000

Summary Financial Information

Balance Sheet

November 30, 2008
(unaudited)
Cash	$-
Total Assets	$20,905
Liabilities	$18,506
Total Stockholders’ Equity	$2,399

Statement of Operations

From Inception
April 02, 2007 to
November 30 , 2008
(unaudited)

Revenue	$0
Net Loss and Deficit	($ 20,601

OTC Bulletin Board Symbol

A trading symbol has not been applied for at this time.

Principal Offices

Our principal executive offices are relocated at 1791 Marcy Lynn Court, San Jose, CA 95124 which is also our mailing address. They were formerly located at 859 S. Haskell, Central Point, OR 97502,. Our new telephone number is 408-239-4080.

RISK FACTORS

Investor should carefully consider the following risk factors before deciding to invest in our common stock.

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe are all the material risks involved if you decide to purchase shares in this offering.

The risks described below are the ones we believe are most important for you to consider. These risks are not the only ones that we face. If events anticipated by any of the following risks actually occur, our business, operating results or financial condition could suffer and the price of our common stock could decline.

WE ARE AN EXPLORATION STAGE COMPANY BUT HAVE NOT YET COMMENCED EXPLORATION ACTIVITIES ON OUR CLAIM, WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We have not yet commenced exploration on the Strohn Creek Claim. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on April 2, 2007 and to date have been involved primarily in organizational activities and the acquisition of the River Bend Claim. We have not earned any revenues as of the date of this prospectus and have incurred losses of $20,601 to date. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises.

The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without procuring any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the River Bend Claim and the production of the targeted Molybdenum and Gold resources from the claim, we will unable to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE MANAGEMENT HAS NO TECHNICAL EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

Our directors have no professional training or technical credentials in the field of geology and specifically in the areas of exploring, developing and operating a mine. As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants. Management's decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

OUR INDEPENDENT AUDITOR HAS ISSUED AN AUDIT OPINION FOR SKYHIGH RESOURCES, WHICH INCLUDES A STATEMENT DESCRIBING OUR GOING CONCERN STATUS. OUR FINANCIAL STATUS CREATES A DOUBT WHETHER WE WILL CONTINUE AS A GOING CONCERN.

As described in Note 3 of our accompanying financial statements, our limited exploration to date and our lack of any guaranteed sources of future capital create substantial doubt as to our ability to continue as a going concern. If our business plan does not work, we could remain as a start-up Company with limited operations and revenues.

THE VALIDITY OF OUR UNPATENTED MINING CLAIMS COULD BE CHALLENGED, WHICH COULD FORCE US TO CURTAIL OR CEASE OUR BUSINESS OPERATIONS.

Our property consists of two unpatented mining claims, which we own. These claims are located on Province of British Columbia land and involve mineral rights that are subject to the claims procedures established by the Ministry of Energy, Mines and Petroleum Resources. We must make certain filings with the Ministry of Energy, Mines and Petroleum Resources in the province in which the land or mineral is situated and pay annual fees or exploration work equal to the fees amounting to $2,124 for our claims. If we fail to make the annual holding fee by payment or completion of exploration work, our mining claim will become void and available to others.

ENVIRONMENTAL CONTROLS COULD CURTAIL OR DELAY EXPLORATION AND DEVELOPMENT OF OUR MINE AND IMPOSE SIGNIFICANT COSTS ON US.

During the exploration and mining processes, we are required to comply with numerous environmental laws and regulations imposed by federal and provincial authorities, which impose effluent and waste standards, performance standards, air quality and emissions standards and other design or operational requirements for various components of exploration, mining and mineral processing.

Many provinces, including British Columbia (where our River Bend claims are located), have also adopted regulations that establish design, operation, monitoring, and closing requirements for mining operations. Under these regulations, mining companies are required to provide a reclamation plan and financial assurance including cash deposits to ensure that the reclamation plan is implemented upon completion of mining operations. Additionally, British Columbia and other require mining operations to obtain and comply with environmental permits, including permits regarding air emissions and the protection of surface water and groundwater. Although we believe that we are currently in compliance with applicable federal and provincial environmental laws, changes in those laws and regulations may necessitate significant capital outlays or delays, may materially and adversely affect the economics of a given property, or may cause material changes or delays in our intended exploration, development and production activities. Any of these results could force us to curtail or cease our business operations.

GOVERNMENT REGULATION OR OTHER LEGAL UNCERTAINTIES MAY INCREASE COSTS AND OUR BUSINESS WILL BE NEGATIVELY AFFECTED.

There are several governmental regulations that materially restrict mineral claim exploration and development. Under British Columbia mining law, engaging in certain types of exploration requires work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land. While these current laws will not affect specific types of exploration work, if we identify exploitable minerals and proceed to phase two which includes drilling operations on the River Bend Claim, we will incur regulatory compliance costs based upon the size and scope of our operations. In addition, new regulations could increase our costs of doing business and prevent us from exploring for and the exploitation of ore deposits. In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied. These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

THE DEVELOPMENT AND OPERATION OF OUR MINING PROJECTS INVOLVE NUMEROUS UNCERTAINTIES.

Mine development projects, including our planned projects, typically require a number of years and significant expenditures during the exploration and development phase before production is possible.

Development projects are subject to the completion of successful feasibility studies, issuance of necessary governmental permits and receipt of adequate financing. The economic feasibility of development projects is based on many factors such as:

  estimation of reserves;
  anticipated metallurgical recoveries;
  future molybdenum and gold prices; and
  anticipated capital and operating costs of such projects.

Our project has limited relevant operating history upon which to base estimates of future operating costs and capital requirements. Estimates of proven and probable reserves and operating costs determined in feasibility studies are based on geologic and engineering analyses.

Any of the following events, among others, could affect the profitability or economic feasibility of a project:

  unanticipated changes in grade and tonnage of material to be mined and processed;
  unanticipated adverse geotechnical conditions;
  incorrect data on which engineering assumptions are made;
  costs of constructing and operating a mine in a specific environment;
  availability and cost of processing and refining facilities;
  availability of economic sources of power;
  adequacy of water supply;
  adequate access to the site;
  unanticipated transportation costs;
  government regulations (including regulations relating to prices, royalties, duties, taxes, restrictions on production, quotas on exportation of minerals, as well as the costs of protection of the environment and agricultural lands);

  fluctuations in metal prices; and
  accidents, labor actions and force majeure events.

Any of the above referenced events may necessitate significant capital outlays or delays, may materially and adversely affect the economics of a given property, or may cause material changes or delays in our intended exploration, development and production activities. Any of these results could force us to curtail or cease our business operations.

MINERAL EXPLORATION IS HIGHLY SPECULATIVE, INVOLVES SUBSTANTIAL EXPENDITURES, AND IS FREQUENTLY NON-PRODUCTIVE.

Mineral exploration involves a high degree of risk and exploration projects are frequently unsuccessful. Few prospects that are explored end up being ultimately developed into producing mines. To the extent that we continue to be involved in mineral exploration, the long-term success of our operations will be related to the cost and success of our exploration programs. We cannot assure you that our mineral exploration efforts will be successful. The risks associated with mineral exploration include:

  The identification of potential economic mineralization based on superficial analysis;
  the quality of our management and our geological and technical expertise; and
  the capital available for exploration and development.

Substantial expenditures are required to determine if a project has economically mineable mineralization. It may take several years to establish proven and probable reserves and to develop and construct mining and processing facilities. Because of these uncertainties, our current and future exploration programs may not result in the discovery of reserves, the expansion of our existing reserves or the further development of our mines.

THE PRICE OF GOLD AND SILVER ARE HIGHLY VOLATILE AND A DECREASE IN THE PRICE OF GOLD OR SILVER WOULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

The profitability of mining operations is directly related to the market prices of metals. The market prices of metals fluctuate significantly and are affected by a number of factors beyond our control, including, but not limited to, the rate of inflation, the exchange rate of the dollar to other currencies, interest rates, and global economic and political conditions. Price fluctuations of metals from the time development of a mine is undertaken to the time production can commence can significantly affect the profitability of a mine. Accordingly, we may begin to develop one or more of our mines at a time when the price of metals makes such exploration economically feasible and, subsequently, incur losses because the price of metals decreases. Adverse fluctuations of the market prices of metals may force us to curtail or cease our business operations.

RESERVE ESTIMATES ARE POTENTIALLY INACCURATE.

Estimate of reserves on property is either “proven reserves” or “probable reserves.” At this time we have no proven reserves or probable reserves. Ore reserve figures and costs are primarily estimates and are not guarantees that we will recover the indicated quantities of these metals. Estimated proven reserve quantities based on sampling and testing of sites conducted by the Company or by independent companies hired by the Company. Probable reserves are based on information similar to that used for proven reserves, but the sites for sampling are less extensive, and the degree of certainty is less. Reserve estimation is an interpretive process based upon available geological data and statistical inferences and is inherently imprecise and may prove to be unreliable.

Reserves are reduced as existing reserves are depleted through production. Reserves may be reduced due to lower than anticipated volume and grade of reserves mined and processed and recovery rates.

Reserve estimates are calculated using assumptions regarding metals prices. These prices have fluctuated widely in the past. Declines in the market price of metals, as well as increased production costs, capital costs and reduced recovery rates, may render reserves uneconomic to exploit. Any material reduction in our reserves may lead to increased net losses, reduced cash flow, asset write-downs and other adverse effects on our results of operations and financial condition. Reserves should not be interpreted as assurances of mine life or of the profitability of current or future operations. No assurance can be given that the amount of metal estimated will be produced or the indicated level of recovery of these metals will be realized.

MINING RISKS AND INSURANCE COULD HAVE AN ADVERSE EFFECT ON OUR PROFITABILITY.

Our operations are subject to all of the operating hazards and risks normally incident to exploring for and developing mineral properties, such as unusual or unexpected geological formations, environmental pollution, personal injuries, flooding, cave-ins, changes in technology or mining techniques, periodic interruptions because of inclement weather and industrial accidents. Insurance is available to ameliorate some of these risks, however such insurance may not continue to be available at economically feasible rates or in the future be adequate to cover the risks and potential liabilities associated with exploring, owning and operating our properties. Either of these events could cause us to curtail or cease our business operations.

NO MARKET CURRENTLY EXISTS FOR OUR SECURITIES AND WE CANNOT ASSURE YOU THAT SUCH A MARKET WILL EVER DEVELOP, OR IF DEVELOPED, WILL BE SUSTAINED.

Our common stock is not currently eligible for trading on any stock exchange and there can be no assurance that our common stock will be listed on any stock exchange in the future. We intend to apply for listing on the NASD OTC Bulletin Board trading system pursuant to Rule 15c2-11 of the Securities Exchange Act of 1934, but there can be no assurance we will obtain such a listing. The bulletin board tends to be highly illiquid, in part because there is no national quotation system by which potential investors can track the market price of shares except through information received or generated by a limited number of broker-dealers that make a market in particular stocks. There is a greater chance of market volatility for securities that trade on the bulletin board as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors, including: the lack of readily available price quotations; the absence of consistent administrative supervision of "bid" and "ask" quotations; lower trading volume; and general market conditions. If no market for our shares materializes, you may not be able to sell your shares or may have to sell your shares at a significantly lower price.

IF OUR SHARES OF COMMON STOCK ARE ACTIVELY TRADED ON A PUBLIC MARKET, THEY WILL IN ALL LIKELIHOOD BE PENNY STOCKS.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the SEC. Penny stocks generally are equity securities with a price per share of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

WE DO NOT INTEND TO PAY DIVIDENDS ON ANY INVESTMENT IN THE SHARES OF OUR STOCK.

We have never paid any cash dividends and currently have no plans to pay any dividends in the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may prohibit the payment of a dividend. Because we do not intend to declare dividends, any gain on an investment in our company will need to come through an increase in the stock’s price. This may never happen and you may lose all of your investment in our stock.

FINANCIAL INDUSTRY REGULATORY AUTHORITY (FINRA) SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT YOUR ABILITY TO BUY AND SELL OUR STOCK, WHICH COULD DEPRESS OUR SHARE PRICE.

FINRA rules require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares, depressing our share price.

USE OF PROCEEDS
 Note 3 and Note 4

We intend to raise $25,000 from the sale of 1,000,000 shares of common stock at $0.025 per share.  This offering is for a maximum amount of $25,000 on an all or nothing basis. Should the full amount of the offering not be sold by June 30, 2009, the Company will promptly remit the stock sale proceeds and any interest paid thereon to the investors. The funds will be placed in an separate account and interest will be paid at the rate of 4%. This offering will not be extended beyond June 30, 2009

The following table indicates how we intend to use these proceeds of this offering.

Proceeds from Sale of Common Stock	$25,000
Expenses Legal Counsel and Auditor Exploration Operations and Administration Expenses	8,500 11,000 5,500
Total	$25,000

Determination Of Offering Price

There is no established market for our common stock. Our offering price for common stock sold pursuant to this offering is set at $0.025 per share. The 1,500,000 shares of common stock already purchased by officers and directors were sold for $0.001 per share. The 60,000 shares to consultants for organizational expenses were sold at $0.025 per share. The 200,000 shares of common stock issued for the purchase of the Fraser River property was issued at $0.10 per share. The outstanding shares of our stock are restricted or there is no available market. The additional factors that were included in determining the sales price are the lack of liquidity since there is no present market for our stock and the high level of risk considering our lack of operating history.

Dilution Note 5

We are offering shares of the Company’s common stock for $0.025 per share through this offering. In December 2007, the Company’s officer and director purchased a total of 1,500,000 shares of its common stock for $.001 per share. In December 2007 we issued 30,000 each @ $0.025 per share in aggregate 60,000 shares of its common stock to two consultants in payment of debt incurred for organization expenses. On January 20, 2008, 200,000 shares of common stock were issued at $0.10 per share for the acquisition of a mineral property.

Comparative Data

The following table sets forth with respect to existing shareholders and new investors, a comparison of the number of shares of common stock acquired from the Company, the percentage ownership of such shares, the total consideration paid, the percentage of total consideration paid and the average price per share.

	Shares Purchased		Total		Average
			Consideration
	Number	Percent	Amount	Percent	Price/Share
Share value calculation for existing shareholders
Officers and Directors	1,500,000	85.23%	$1,500	6.12%	$0.01
Consultants to pay expenses	60,000	3.41%	$3,000	12.25%	$0.025
Issued for Property Purchase	200,000	11.36%	$20,000	81.63%	$0.10
Value per share for existing shareholders	1,760,000	100.0%	$24,500	100.0%	$0.014
After Issuance of S-1 Shares
Existing shareholders
100% sold	1,760,000	63.77%	$24,500	49.50%	$0.014
New shareholders)
100% sold (all or nothing by June 30, 2009	1,000,000	36.23%	$25,000	50.50%	$0.25

Total
100% sold (all or nothing by June 30, 2009)	2,760,000	100%	$49,500	100%	$0.018

“Net tangible book value” is the amount that results from subtracting the total liabilities and intangible assets from the total assets of an entity. Dilution occurs because we determined the offering price based on factors other than those used in computing book value of our stock. Dilution exists because the book value of shares held by some existing stockholders is lower than the offering price offered to new investors.

Following is a table detailing dilution to investors assuming the offering is completed.

100%
Net Tangible Book Value Per Share Prior to S-1 Stock Sale	0.0014
Net Tangible Book Value Per Share After S-1 Stock Sale*	$0.0068
Cost of Shares owned by existing stockholders at $0.0139 per share	$24,500
Cost of Shares owned by new investors at $0.025 per share	$25,000
Increase in Net Book Value Per Share Due to Stock Sale	$0.0066
Loss (subscription price of $0.025 less net tangible book value per share)	$0.007

* Computation of Net Tangible Book Value per Share after stock sale includes the estimated offering costs of $8,500.
* As at  November 30, 2008, the net tangible book value of the Company was  $0.01136 per share.  If Company is successful in selling all of the offered shares at the public offering price; the pro forma net tangible book value of Company after deducting the offering costs of $8,500 would be  $18,899 or approximately  $0.007 per share. That would represent an immediate increase of $0.006 in net tangible book value per share  and $0.007 or 28% per share dilution to new investors, assuming all the shares are sold at the offering price of $0.025 per share.  The existing stockholders have purchased a total of 1,760,000 shares for an aggregate amount of $24,500 or an average cost of $0.0139 per share.  Your investment in our shares will cost you $0.025 per share.  As this is an all or nothing offering and if we are successful, the book value of the stock held by the existing stockholders will increase e by $0.04 per share, while your investment will decrease by  $0.007 per share.

When this offering is fully subscribed, the total capital contributed by new investors will be $25,000. The percentage of capital contribution will then be 49.50% for the existing stockholders and 50.5% for the new investors. The existing stockholders will then hold, as a percentage, 63.77% of the issued and outstanding shares of the Company, while the new investors will hold, as a percentage 36.23% .

Selling Security Holders

Our current shareholders are not selling any of the shares being offered in this prospectus

Plan Of Distribution

Upon effectiveness of the registration statement, of which this prospectus is a part, we will conduct the sale of shares on a self-underwritten basis. There will be no underwriters used, no dealers' commissions, and no passive market making. Our officer and director, Trevor Blank, will sell securities on behalf of this offering. Trevor Blank is not subject to a statutory disqualification as such term is defined in Section (a)(39) of the Securities Exchange Act of 1934. He will rely on Rule 3a4-1 to sell our securities without registering as broker-dealers. He is serving as our officer and director otherwise than in connection with transactions in securities and will continue to do so at the conclusion of this offering. He has not been a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months, and has not nor will not participate in the sale of securities for any issuer more than once every twelve months. Our officer and director will not receive commissions or other remuneration in connection with their participation in this offering based either directly or indirectly on transactions in securities. Our officer and director intends to contact people that he knows from previous business relationships or close friends in connection with his efforts to sell the securities offered by this prospectus. We will only use this prospectus in connection with this offering and no other sales materials. Since our officer and director is a United States resident, we expect all of the sales of this offering to be conducted in the western states of the United States. Since we currently do not plan on conducting the offering in any particular state, we have not determined the requirements of any states securities laws that would be applicable with respect to this offering.

Note 3 and Note 4
We plan to offer common stock to the public, at a price of $0.025 per share on an all or nothing basis.  The officer and director will not purchase any shares under this offering.  We will keep the offering open until we sell all of the shares registered or June 30, 2009.  There can be no assurance that we will sell all of the shares offered.  We have no arrangement or guarantee that we will sell any shares. All subscription checks will be made payable to our company or as the business may otherwise direct. Any funds received from this offering will be segregated from normal operating funds and remain unused until the offering has been fully sold and all funds have been received. All funds will be deposited into an interest bearing account in our name. Should we fail to fully sell the offering by June 30, 2009, any interest at the rate of 4% accrued on such funds will be promptly distributed prorata to the purchaser, along with prompt repayment of the amount he paid to the Company for his subscription. This offering will not be extended beyond June 30, 2009.

Rule 144 Shares.

A total of 1,000,000 shares of the common stock will be available for resale to the public after the effective date of this prospectus; a total of 2,760,000 shares of the common stock could be available for resale to the public in accordance with the applicable holding periods, volume and manner of sale limitations of Rule 144 of the Act.

In accordance with the volume and trading limitations of Rule 144 of the Act, in general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least twelve (12) month if the Company is not subject to the reporting requirements of the Securities Act of 1934 or six (6) months, provided that the company has been subject to the reporting requirements of the Securities Act of 1934 for a minimum of 90 days, is entitled to sell within any three month period a number of shares that does not exceed the greater of: 1% of the number of shares of common stock then outstanding which, in this case, will equal approximately 17,200 shares as of the date of this prospectus; or the average weekly trading volume of common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the Company. A person who is not one of the Company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least twelve (12) month if the Company is not subject to the reporting requirements of the Securities Act of 1934, or six months, provided that the company has been subject to the reporting requirements of the Securities Act of 1934 is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

The selling stockholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agents or acquire the common stock as principals.

Any broker or dealer participating in such transactions as agent may receive a commission from the selling stockholders, or if they act as agent for the purchaser of such common stock, from such purchaser. The selling stockholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling stockholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling stockholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker’s or dealer’s commitment to the selling stockholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling stockholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling stockholders.

We are bearing all costs relating to the registration of the common stock. The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

Penny Stock Rules

The SEC has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the OTC Bulletin Board system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the SEC, which:

  contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
  contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements;
  contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
  contains a toll-free telephone number for inquiries on disciplinary actions;
  defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
  contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

  with bid and offer quotations for the penny stock;
  the compensation of the broker-dealer and its salesperson in the transaction;

  the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
  monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Regulation M

During such time as the selling security holders may be engaged in a distribution of any of the shares being registered by this registration statement, the selling security holders are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete.

Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Securities Exchange Act of 1934 prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the selling security holders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this Prospectus, and we have also advised the selling security holders of the requirements for delivery of this Prospectus in connection with any sales of the common stock offered by this Prospectus.

In regards to short sells, the selling security holders cannot cover their short sales with shares from this offering. In addition, if such short sale is deemed to be a stabilizing activity, then the selling security holders will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares

Description of Securities to be Registered

Our Articles and By-Law have authorized total capital stock of 50,000,000 shares of common stock at a par value of $0.001 per share.

Each of the shares of common stock to be issued pursuant to this prospectus will be fully paid and non-assessable when issued.

As at March 31, 2008 and November 30, 2008 we had 1,760,000 common shares issued and outstanding. Holders of the common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights. The common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of common stock are entitled to share equally in dividends from sources legally available, therefore, when, as and if declared by the Board of Directors, and upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in our assets available for distribution to stockholders.

The Board of Directors is authorized to issue additional shares of common stock not to exceed the amount authorized by our Articles of Incorporation, on such terms and conditions and for such consideration, as the Board may deem appropriate without further stockholder action.

Voting Rights

Each record holder of common stock is entitled to one vote for each share held in all matters properly submitted to the stockholders for their vote. Cumulative voting for the election of directors is not permitted by our ByLaws.

Dividend Policy

Holders of outstanding shares of common stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of the affairs of our company, holders are entitled to receive, ratably, the net assets available to stockholders. To the extent that additional shares of our common stock are issued, the relative interest of then existing stockholders may be diluted.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Preferred Stock

We do not have an authorized class of preferred stock.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Equity Compensation Plans

As of the date of this registration statement we had no Equity Compensation Plans

Registration Rights

We have not granted registration rights to any persons.

Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, shareholder or employee.

The financial statements included in this prospectus and the registration statement have been audited by Moore & Associates Chartered, to the extent and for the periods set forth in their report appearing elsewhere in this registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting. The McGeary Law Firm, P.C, have provided to the Company, its’ opinion upon the validity of the common stock offered in this prospectus.

Transfer Agent And Registrar

The transfer agent and registrar for our common stock is Holladay Stock Transfer Inc., having an office situated at 2939 North 67th Place, Scottsdale, AZ 85251, USA.

Experts

Our audited financial statements as of March 31, 2008 and our reviewed financial statements for November 30, 2008 are included in this Prospectus in reliance upon Moore & Associates Chartered, Independent Registered Public Accounting Firm, as experts in auditing and accounting.

The McGeary Law Firm, P.C Opinion letter regarding the issuance of common stock is included

Financial Statements

Our fiscal year end is March 31. Moore & Associates Chartered, Independent Registered Public Accounting Firm, audited our financial records for the year ended March 31, 2008. We will provide audited financial statements to our stockholders on an annual basis and unaudited reviewed financial statements on a quarterly basis. Our consolidated audited financial statements for the fiscal years ended March 31, 2008 and our reviewed interim consolidated financial statements the eight month period ending, November 30, 2008 are included herein

Skyhigh Resources, Inc
(A Exploration Stage Company)
Financial Statements
with
Report of Independent Registered Public Accounting Firm
November 30, 2008

MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Skyhigh Resources, Inc.
(An Exploration Stage Company)

We have reviewed the accompanying condensed balance sheets of Skyhigh Resources, Inc. as of November 30, 2008, and the related condensed statements of operations, stockholders’ equity (deficit), and cash flows for the eight-month period ended November 30, 2008 and since inception April 2, 2007 through November 30, 2008. These interim financial statements are the responsibility of the Corporation’s management.

We conduct our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists of principally applying analytical procedures and making inquiries of persons responsible for the financials and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to such condensed financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with standards of the Public Company Accounting Oversight Board (United States), the balance sheet of Skyhigh Resources, Inc. as of March 31, 2008, and the related statements of income, stockholders’ equity and cash flows for the years then ended (not presented herein); and in our report dated July 28, 2008, we expressed an opinion with a going concern paragraph on those financial statements. In our opinion, the information set forth in the accompanying balance sheet as of March 31, 2008 is fairly stated, in all material respects, in relations to the balance sheet from which it has been derived.

/s/ Moore & Associates, Chartered
Moore & Associates, Chartered
Las Vegas, Nevada
December 18, 2008

6490 WEST DESERT INN RD, LAS VEGAS, NEVADA 89146 (702) 253-7499 Fax: (702)253-7501

Skyhigh Resources, Inc
(An Exploration Stage Company)
Balance Sheets

	November	March
	30, 2008	31, 2008
	(Unaudited)	(Audited)
	$
ASSETS
Current Assets	905	-
Total Current Assets	905	-

Other Assets
Mining Property – at cost (Note 4)	20,000	20,000

Total Other Assets	20,000	20,000
Total Assets	20,905	20,000

LIABILITIES & SHAREHOLDERS EQUITY
Current
Accrued Expenses	1,500	3,500
Accrued Payable	10,006	3,972
Loans Payable – Others – Note 4	7,000	-
Total Current Liabilities	18,506	7,472

STOCKHOLDERS’ EQUITY
Capital Stock
Authorized:
50,000,000 common shares, par value $0.001 per share
Issued and outstanding:
1,760,000 common shares	1,760	1,760
Additional paid-in capital	21,240	21,240

Deficit Accumulated During the Exploration Stage	(20,601)	(10,472)
Total Shareholders’ Equity	(2,399)	12,528

Total Liabilities and Stockholders’ Equity	20,905	20,000

The accompanying notes are an integral part of these Financial Statements

Skyhigh Resources, Inc
(An Exploration Stage Company)
Statements of Operations
Period From Inception,
(April 1, 2007 to November 30, 2008)

			Cumulative
	Eight Month	Eight Month	Amounts from
	Period ending	Period ending	Date of
	November 30,	November	Incorporation
	2008	30, 2007	April 2, 2007 to
		(No Activity)	November 30,
			2008
	$	$	$
Revenue	-	-	-

Expenses
Organizational costs	-	-	1,500
Office and Administration	2,997		4,497
Legal and Consulting Fees	5,632	-	9,604
Audit and Accounting Fees	1,500	-	5,000

	(10,129)	-	(20,601)

Net Loss from Operations	(10,129)	-	(20,601)

Other Income
Interest Income	-	-	-
Other Expense
Interest	-	-	-
Provision for Income Tax	-	-	-

Net Loss For The Period	(10,129)		(20,601)

Basic And Diluted Loss Per Common Share	(0.005)	-	(0.012)

Weighted Average Number of Common Shares	1,760,000	-	1,760,000
Outstanding

The accompanying notes are an integral part of these Financial Statements

Skyhigh Resources, Inc
(An Exploration Stage Company)
Statements of Cash Flows
Period From Inception,
(April 2, 2007 to November 30, 2008

	Eight Month	Eight Month	Cumulative
	Period ending	Period ending	amounts from
	November 30,	November 30,	Date of
	2008	2007	Incorporation
		(No Activity)	April 2, 2007 to
			November 30,
			2008
Operating Activities	$	$	$
Net Income (Loss)	(10,129)	-	(20,601)
Less: Net Income (Loss) from Discontinued Operations	-	-	-
Net Income (Loss) from Continued Operations	(10,129)		(20,601)
Adjustments To Reconcile Net Loss To Net Cash
Provided by Operations	-	-	-
Stock Issued for Management services	-	-	1,500
Stock Issued for Organization costs			1,500
Stock Issued for Mining Property	-	-	20,000
Change in Assets and Liabilities
(Increase) decrease in accounts receivable	-	-	-
(Increase) decrease in deposits	-	-	-
Increase (decrease) in accounts payable	6,034		10,006
Increase (decrease) in accrued expenses	(2,000)	-	1,500
Net Cash Provided (Used) by Continuing Operating Activities	(6,095)		(13,905)
Investing Activities
Mining Property	-	-	(20,000)
Net Cash Provided (Used) by Investing Activities			(20,000)
Financing Activities
Cash provided (Used) for loans payable	7,000	-	7,000
Cash Received from issuance of stock	-	-	-
Net Cash Provided (Used) by Financing Activities	7,000	-	7,000
Increase (Decrease) in Cash from Continuing Operations	905	-	905
Cash and Cash Equivalents at Beginning of Period	-	-	-
Cash and Cash Equivalents at End of Period	905	-	905
Supplemental Information
Cash Paid For:
Interest	-	-	-
Income Taxes	-	-	-

The accompanying notes are an integral part of these Financial Statements

Skyhigh Resources, Inc
(An Exploration Stage Company)
Statements of Stockholders’ Equity
November 30, 2008

				Deficit
	Capital Stock			Accumulated
			Additional	During the
			Paid-In	Exploration
	Shares	Amount	Capital	Stage	Total
		$	$	$	$

Balance Forward	0				0
December 2007
Shares issued for cash at $0.001	1,500,000	1,500	-		1,500
December 2007
Shares issued for debt at $0.025	60,000	60	1,440		1,500
January 2008
Shares issued for mining
property at $0.10	200,000	200	19,800		20,000
	1,760,000	1,760	21,240		23,000
Deficit for Period ended				(20,601)	(20,601)
November 30, 2008
Balance,
November 30, 2008	1,760,000	1,760	21,240	(20,601)	2,399

The accompanying notes are an integral part of these Financial Statements

Skyhigh Resources, Inc.
(An Exploration Stage Company)
Notes To Financial Statements
November 30, 2008

1           BASIS OF PRESENTATION

While the information presented in the accompanying interim financial statements is unaudited, it includes all adjustments, which are, in the opinion of the management of Skyhigh Resources Inc (the “Company”), necessary to present fairly the financial position, results of operations and cash flows in the interim periods presented. Except as disclosed below, these interim financial statements follow the same accounting policies and methods and their application as the Company’s audited March 31, 2008 annual financial statements. It is suggested that these interim financial statements be read in conjunction with the Company’s March 31, 2008 audited financial statements.

The information as of March 31, 2008 is taken from the audited financial statements of this date.

2           NOTE 2 SIGNIFICANT ACCOUNTING POLICIES

Concentrations
Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. At May 31, 2008, the Company had $905 in U.S. funds on deposit in a business bank account, which are not insured by agencies of the U.S. Government.

3           BASIS OF PRESENTATION – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles (GAAP) in the United States of America, which contemplates continuation of the Company as a going concern. However, the Company has no business operations to date and must secure additional financing to commence the Company’s plan of operations. The Company intends to acquire additional operating capital through equity offerings to the public to fund its business plan. There is no assurance that the equity offerings will be successful in raising sufficient funds to commence operations or to assure the eventual profitability of the Company.

4           MINING PROPERTY

The Company has acquired gold and silver mining property located along the Fraser River, located approximately 42 kilometres (26 miles) northwest of Quesnel, British Columbia. The property is comprised of one claim; tenure number 594824, covering approximately 483 hectares (1,193 acres). The property is of interest as it adjoins property that has been drilled and has shown results that warrant additional exploration. We purchased a 75% undivided interest in this claim from Riverbend Gold Corp for $20,000. The vendor elected to accept full payment of the $20,000 by the issuance of 200,000 shares of common stock of the Company at $0.10 per share. As our funding was delayed in 2008, we negotiated a no cost amendment to the Purchase Agreement, which changed the work program. To maintain ownership, the Company will now be required to spend on exploration activities, C$120,000 (US$97,000) during the period commencing June 1, 2008 and ending October 31, 2010 and a further C$120,000 (US$97,000) during the period commencing November 1, 2011 ending December 31, 2011. The vendor will retain a 5% net smelter return royalty interest on any mineral recoveries.

5           LOANS PAYABLE - OTHERS

On July 15, 2008, the Company entered into a loan Agreement with Kenora Gold Corp, a private British Columbia Company. The Company required the funds to cover the costs of the Company’s S-1 Registration filing expense. The loan in the amount of $7,000 is without interest until January 1, 2010; thereafter interest will accrue at the rate of 8% per annum. A provision in the Loan Agreement gives Kenora Gold Corp first right of refusal to fund secondary exploration activities on the Company’s Riverbend mining claims.

Skyhigh Resources, Inc
(A Exploration Stage Company)
Financial Statements
with
Report of Independent Registered Public Accounting Firm
March 31, 2008

MOORE & ASSOCIATES, CHARTERED
                     ACCOUNTANTS AND ADVISORS
                               PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Skyhigh Resources, Inc.
(An Exploration Stage Company)

We have audited the accompanying balance sheet of Skyhigh Resources, Inc. (An Exploration Stage Company) as of March 31, 2008, and the related statements of operations, stockholders’ equity and cash flows since inception on April 2, 2007 through March 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Skyhigh Resources, Inc. (An Exploration Stage Company) as of March 31, 2008, and the related statements of operations, stockholders’ equity and cash flows since inception on April 2, 2007 through March 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has no business operations to date and must secure additional financing to commence the Company’s plan of operations, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Moore & Associates Chartered
Las Vegas, Nevada
July 28, 2008

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

Skyhigh Resources, Inc
(An Exploration Stage Company)
Balance Sheet

At March
31, 2008
$
ASSETS
Other Assets
Mining Property – at cost (Note 4)	20,000

Total Other Assets	20,000
Total Assets	20,000

LIABILITIES & SHAREHOLDERS EQUITY
Current
Accrued Expenses	3,500
Accounts Payable	3.972
Total Current Liabilities	7,472

STOCKHOLDERS’ EQUITY
Capital Stock
Authorized:
50,000,000 common shares, par value $0.001 per share
Issued and outstanding:
1,760,000 common shares (Note 6 (correction))	1,760
Additional paid-in capital	21,240

Deficit Accumulated During the Exploration Stage	(10,472)
Total Shareholders’ Equity	(12,528)

Total Liabilities and Stockholders’ Equity	20,000

The accompanying notes are an integral part of these Financial Statements

Skyhigh Resources, Inc
(An Exploration Stage Company)
Statement of Operations
Period From Inception,
(April 2, 2007 to March 31, 2008)

Cumulative
amounts from Date
of Incorporation
April 2, 2007 to
March 31, 2008
$
Revenue	-

Expenses
Organizational costs	1,500
Office and Administration	1,500
Consulting Fees	3972
Audit Fees	3,500
10,472

Net Loss from Operations	(10,472)

Other Income
Interest Income	-
Other Expense	-
Interest	-
Provision for Income Taxes	-

Net Loss For The Period	(10,472)

Basic And Diluted Loss Per Common Share	(0.001)
Weighted Average Number of Common Shares Outstanding	11,382,768

The accompanying notes are an integral part of these Financial Statements

Skyhigh Resources, Inc
(An Exploration Stage Company)
Statement of Cash Flows
Period From Inception,
(April 2, 2007 to March 31, 2008

Cumulative amounts
from Date of
Incorporation April 2,
2007 to
March 31, 2008
Operating Activities	$

Net Income (Loss)	(10,472)
Less: Net Income (Loss) from Discontinued Operations
Net Income (Loss) from Continued Operations	(10,472)
Adjustments To Reconcile Net Loss To Net Cash
Provided by Operations	-
Stock issued for organization costs	1,500
Stock issued for management services	1,500
Stock Issued for mining property	20,000
Net Cash Provided (Used) by Continuing Operating Activities	23,000

Increase (Decrease) in Cash from Continuing Operations	-
Cash and Cash Equivalents at Beginning of Period	-
Cash and Cash Equivalents at End of Period	-
Supplemental Information
Cash Paid For:
Interest	-
Income Taxes	-

Non-Cash Activities
Stock issued for services	3,000
Stock Issued for mining claims	20,000

The accompanying notes are an integral part of these Financial Statements

Skyhigh Resources, Inc
(An Exploration Stage Company)
Statement of Stockholders’ Equity
March 31, 2008

				Deficit
	Capital Stock			Accumulated
			Additional	During the
			Paid-In	Exploration
	Shares	Amount	Capital	Stage	Total
		$	$	$	$

Balance Forward	0				0
December 2007
Shares issued for cash at $0.001	1,500,000	1,500	-		1,500
December 2007
Shares issued for debt at $0.025	60,000	60	1,440		1,500
January 2008
Shares issued for mining
property at $0.10	200,000	200	19,800		20,000
	1,760,000	1,760	21,240		23,000
Deficit for Period				(10,472)	(10,472)
Balance,
March 31, 2008	1,760,000	1,760	21,240	(10,472)	12,528

The accompanying notes are an integral part of these Financial Statements

Skyhigh Resources, Inc.
(An Exploration Stage Company)
Notes To Financial Statements
March 31, 2008

1.           NATURE AND CONTINUANCE OF OPERATIONS

a)           Organization

The Company was incorporated in the State of Delaware, United States of America on April 2, 2007. The Company’s year-end is March 31.

b)           Development Stage Activities

The Company is in the development stage and has not yet realized any revenues from its planned operations. The Company’s business plan is to acquire mining properties in Canada while remaining open to the acquisition of other base and precious metal property opportunities worldwide. In January 2008 the Company acquired a Gold and Silver mining property located on the Fraser River 42 kilometres (26 miles) northwest of Quesnel, British Columbia, Canada, further described as the River Bend Property.

Based upon the Company's business plan, it is a development stage enterprise. Accordingly, the Company presents its financial statements in conformity with generally accepted accounting principles (GAAP) in the United States of America that apply in establishing operating enterprises. As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles in the United States of America and have been consistently applied in the preparation of the financial statements. The financial statements are stated in United States of America dollars.

a)           Organizational and Start-up Costs

Costs of start-up activities, including organizational costs, are expensed as incurred in accordance with SOP 98-5.

b)           Income Taxes

The Company has adopted the Statement of Financial Accounting Standards No. 109 – “Accounting for Income Taxes” (SFAS 109). SFAS 109 requires the use of the asset and liability method of accounting of income taxes. Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

c)           Basic and Diluted Loss Per Share

In accordance with SFAS No. 128 – “Earnings Per Share”, the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding.

Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At March 31, 2008 the Company had no stock equivalents that were anti-dilutive and excluded in the earnings per share computation.

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

d)           Estimated Fair Value of Financial Instruments

The carrying value of the Company’s financial instruments, consisting of accounts payable and accrued liabilities approximate their fair value due to the short-term maturity of such instruments. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial statements.

e)           Revenue Recognition

The company has had no revenues to date. It is the Company’s policy that revenues will be recognized in accordance with SEC Staff Accounting Bulletin (SAB) No. 104, "Revenue Recognition." Under SAB 104, product revenues (or service revenues) are recognized when persuasive evidence of an arrangement exists, delivery has occurred (or service has been performed), the sales price is fixed and determinable and collectibility is reasonably assured.

f)           Currency

The functional currency of the Company is the United States Dollar.

g)           Use of Estimates

The preparation of the Company’s financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

h)           Cash and Cash Equivalents

The Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

i)           Earnings (Loss) Per Share

Earnings (loss) per share of common stock is computed by dividing the net earnings (loss) by the weighted average number of common shares outstanding during the period. Diluted earnings per share is not shown for periods in which the Company incurs a loss because it would be anti-dilutive.

j)           Recent Accounting Pronouncements

In April 2003, the FASB issued SFAS No. 149 "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", which amends and clarifies the accounting guidance on certain derivative instruments and hedging activities. SFAS 149 is generally effective for contracts entered into or modified after June 30, 2003 and hedging relationships designated after June 30, 2003. The adoption of this statement did not impact the Company's financial position, results of operations, or cash flows. In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS 150 establishes standards for how an issuer of equity (including the equity shares of any entity whose financial statements are included in the consolidated financial statements) classifies and measures on its balance sheet certain financial instruments with characteristics of both liabilities and equity. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003 and for existing financial instruments after July 1, 2003. The adoption of this statement did not impact the Company's financial position, results of operations, or cash flows.

In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities," and a revised interpretation of FIN 46 ("FIN 46-R") in December 2003. FIN 46 requires certain variable interest entities ("VIEs") to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The provisions of FIN 46 are effective immediately for all arrangements entered into after January 31, 2003. Since January 31, 2003, the Company has not invested in any entities it believes are variable interest entities for which the Company is the primary beneficiary. For all arrangements entered into after January 31, 2003, the Company was required to continue to apply FIN 46 through April 30, F-82004. The Company was required to adopt the provisions of FIN 46-R for those arrangements on May 1, 2004.

j)           Recent Accounting Pronouncements (continued)

For arrangements entered into prior to February 1, 2003, the Company was required to adopt the provisions of FIN 46-R on May 1, 2004. The adoption of this statement did not impact the Company's financial position, results of operations, or cash flows.

Accounting for the Impairment or Disposal of Long-Lived Assets (Issued 8/01) - SFAS No. 144 requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company management has reviewed its mining property for impairment and has determined that the adoption of SFAS No. 144 has not materially affected the company's reported earnings, financial condition or cash flow.

In March 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 161 Disclosures about Derivative Instruments and Hedging Activities – an amendment to FASB Statement No. 133”. SFAS No. 161 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption encouraged. The Company will be evaluating the impact of SFAS No. 161 on its financial statements in the near future.

In January 2008, Staff Accounting Bulletin (“SAB”) 110, “Share-Based Payment” was issued. Registrants may continue, under certain circumstances, to use the simplified method in developing estimates of the expected term of share options as initially allowed by SAB 107, “Share- Based Payment”. The adoption of SAB 110 should have no effect on the financial position and results of operations of the Company.

In December 2007, the FASB issued SFAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements-an amendment of ARB No. 51”. SFAS 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. The guidance will become effective for the fiscal year beginning after December 15, 2008. The adoption of this statement is not expected to have a material effect on the Company’s consolidated financial statements.

In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115”. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements”. The adoption of this statement is not expected to have a material effect on the Company's consolidated financial statements.

k)           Recently Adopted Accounting Pronouncements

In September 2006, the SEC issued Staff Accounting Bulletin (“SAB”) No 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements”

SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for periods ending after November 15, 2006. The adoption of this statement had no material effect on the Company’s reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 158 “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans-an amendment of FASB Statements No. 87, 88, 106 and 132 (R)” SFAS No. 158 requires employers to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in

k)           Recently Adopted Accounting Pronouncements (continued)

which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization.

SFAS No. 158 also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement had no material effect on the Company’s reported financial position or results of operations

l)           Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company had not incurred any advertising expense as of March 31, 2008

m)           Other

The Company consists of one reportable business segment. The Company paid no dividends during the periods presented.

3.           BASIS OF PRESENTATION – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles (GAAP) in the United States of America, which contemplates continuation of the Company as a going concern. However, the Company has no business operations to date and must secure additional financing to commence the Company’s plan of operations. The Company intends to acquire additional operating capital through equity offerings to the public to fund its business plan. There is no assurance that the equity offerings will be successful in raising sufficient funds to commence operations or to assure the eventual profitability of the Company.

4.           MINING PROPERTY

The Company has acquired gold and silver mining property located along the Fraser River, located approximately 42 kilometres (26 miles) northwest of Quesnel, British Columbia. The property is comprised of one claim; tenure number 554129, covering approximately 483 hectares (1,193 acres). The property is of interest as it adjoins property that has been drilled and has shown. We purchased a 75% undivided interest in this claim from Riverbend Gold Corp for $20,000. The vendor elected to accept full payment of the $20,000 by the issuance of 200,000 shares of common stock of the Company at $0.10 per share. To maintain ownership, the Company must spend $30,000 on or before October 31, 2008 and $90,000 before October 31, 2009 on exploration activities. The vendor will retain a 5% net smelter return royalty interest on any mineral recoveries.

5.           INCOME TAXES

The Company is subject to United States federal income taxes. The Company has had no income, and therefore has paid no income tax.

Deferred income taxes arise from temporary timing differences in the recognition of income and expenses for financial reporting and tax purposes. The Company’s has no deferred tax assets at this time.

Income taxes at the statutory rate will be re reconciled to the Company’s actual income taxes as follows:

Income tax benefit at statutory rate resulting from net operating	(15%)
loss carry forward
Deferred income tax valuation allowance	15%
Actual tax rate	0%

7.           SUBSEQUENT EVENTS

None

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

The following discussion should be read in conjunction with our consolidated financial statements, including the notes thereto, appearing elsewhere in this Prospectus. The discussions of results, causes and trends should not be construed to imply any conclusion that these results or trends will necessarily continue into the future.

LIQUIDITY AND CAPITAL RESOURCES

Lack of Revenues

Our current cash balance is Nil.

We are an exploration stage company and during the period from inception, April 2, 2007 to November 30, 2008 we have generated no revenue.

Assuming we sell all the securities offered in this prospectus, the cash raised would be $25,000. We believe this cash will be sufficient to fund our limited levels of operations and will cover planned 2009 exploration costs. Any shortfalls to fund operating costs will be covered by management or by sale of equity securities, although no agreements are in place to assure this will occur.

During the period April 2007 to November 30, 2008 we issued 1,760,000 shares of our common stock valued at $23,000.00, including 200,000 shares of common stock issued to pay for our mining property purchased for $20,000 and 1,560,000 in exchange for $3,000 of debt.

Expenses
During the first year of organization and structuring activities ending March 31, 2008, we incurred losses totalling $10,472This total comprised $1,500 for management and office facilities, $1,500 for organization cost, $3,972 for ongoing preparation of our S –1 registration statement including $2,500 for legal fees and we accrued $3,500 for financial statement audits. The Company was formed on April 2, 2007 therefore no comparable period is available.

During the eight-month period ending November 30, 2008 we incurred losses totalling $10,129. This total was comprised of $2,997 for Office and Administrative costs, $5,632 for Legal and Consulting, spent primarily on expenses associated with the preparation of this S-1 Registration Statement and $1,500 on audit fees. No comparisons are available for the period ending November 30, 2007, as there was no activity.

For the period from inception, April 2, 2007 to November 30, 2008 we incurred losses totalling $20,601 comprised of $1,500 spent on corporate Organizational cost, $4,497 spent on Office and Administration, $9,604 spent for Legal and Consulting Fees and $5,000 spent on Audit and accounting fees

Plan of Operations

We will conduct mineral exploration activities on the River Bend Claims in order to assess whether the property contains mineral reserves capable of commercial extraction. Our exploration program is designed to explore for commercially viable deposits of gold, silver and other minerals. We have not, nor has any predecessor identified any commercially exploitable reserves of these or other minerals on the Company’s mineral claims.

Within the twelve months following the date of this prospectus and the sale of the underlying common stock we plan to complete the first phase (Phase I) of the exploration program on our claims. This work will consist of geological prospecting, assaying and information review, and in Phase II, trenching and detailed sampling of historic zones. We estimate the cost to be about $6,000 for the Phase I exploration program as outlined below. In addition to this $6,000 we anticipate spending an additional $3,000 on geological reports.

Professional and administrative fees payable in connection with the filing of this Registration Statement and complying with reporting obligations is estimates at about $8,500. Other administrative and operational expenditure are estimated at $5,500.

Total expenditures over the next 12 months are therefore expected to be approximately $25,000, which will be covered by the cash expected from the sale of common stock being sold through S-1 Registration Statement. We do not expect to commence work on Phase II until fall 2009, subject to information obtained during the May 2009 work program and funds being available to complete the outlined program.

Phase	Exploration Program	Cost	Status

Phase 1	Prospecting, soil survey, assay and evaluation of information	$6,000	Expected to be completed by May 2009, (dependent on funding and geologist schedule).
Phase II	Localized soil surveys, gridlines and sampling zones identified in historical information & Phase 1	$30,000	Expected to be completed by September 2009 (subject to funds being available and consulting geologist's schedule

Subject to the receipt of funds from this Registration Statement we plan to commence Phase I of the exploration program on the claim in May 2009. We expect this phase to take 30 days to complete and an additional month for the consulting geologist to receive the results of the assay lab and prepare his report.

Following Phase I of the exploration program, if it proves successful in identifying mineral deposits, we intend to proceed with the Phase II program in September 2009 although completion of this Phase will require additional funds which have not yet been secured. The estimated cost of the Phase II program is $30,000 and will take approximately 50 days to complete and an additional month for the consulting geologist to receive the results from the assay lab and prepare his report.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Changes In And Disagreements With Accountants On Accounting And Financial Disclosure

Since inception, we have had no changes in or disagreements with our accountants. Our audited financial statements for the year ended March 31, 2008 and our reviewed November 30, 2008 financial statements have been included in this Prospectus in reliance upon Moore and Associates, Chartered, Independent Registered Public Accounting Firm, as experts in accounting and auditing.

Limited Operating History; Need For Additional Capital

There is no historical financial information about us on which to base an evaluation of our performance. We are an exploration stage company and have not generated revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our property, and possible cost overruns due to increases in the cost of services.

To become profitable and competitive, we must conduct the exploration of our properties before we start into production of any minerals we may find. Following the completion of Phase I and II we will be seeking funds from convertible loans and private placements of common stock to provide the capital required additional ongoing exploration program. We have no assurance that future financing will materialize. If that financing is not available to use for the third phase of our exploration program we may be unable to continue.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make a wide variety of estimates and assumptions that affect: (1) the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements, and (2) the reported amounts of revenues and expenses during the reporting periods covered by the financial statements. Our management routinely makes judgments and estimates about the effect of matters that are inherently uncertain. As the number of variables and assumptions affecting the future resolution of the uncertainties increases, these judgments become even more subjective and complex. We have identified certain accounting policies that are most important to the portrayal of our current financial condition and results of operations. Our significant accounting policies are disclosed in Note 1 of the Notes to the Consolidated Financial Statements, and several of those critical accounting policies are as follows:

Marketable Securities. Marketable securities may consist of shares, bonds and other negotiable instruments. Shares will be accounted for as securities held-for-sale in accordance with Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities. Marketable securities will be stated at fair value based on market quotes. Unrealized gains and losses are recorded as other comprehensive income, a component of stockholders’ deficit in our consolidated balance sheet.

Property and Equipment. Property and equipment are stated at cost. Depreciation and amortization are calculated using the straight-line method over the respective estimated useful lives of the assets.

Mine development costs are capitalized after proven and probable reserves have been identified. Amortization of mine development costs will be calculated using the units-of-production method over the expected life of the operation based on the estimated proven and probable reserves. As November 30,2008 the Company had no proven or probable reserves.

Property Acquisition and Deferred Mineral Property Development Costs. Mineral property acquisition and deferred mineral property development costs are recorded at cost and will be capitalized once determination has been made that a mineral property has proven or probable reserves that can be produced profitably. On the commencement of profitable commercial production, depletion of each mineral property acquisition and associated deferred property development costs will be computed on the units of production basis using estimated proven and probable reserves.

Exploration Properties. Mineral exploration expenditures are expensed as incurred. Property acquisition costs relating to exploration properties are also expensed until the economic viability of the project is determined and proven and probable reserves quantified. Costs associated with economically viable projects are depreciated and amortized in accordance with the policies described above.

Stripping Costs. On March 30, 2005, the Financial Accounting Standards Board (FASB) ratified the consensus of the Emerging Issues Task Force (EITF) Issue 04-06 that stripping costs incurred during the production phase of a mine are variable costs that should be included in the costs of the inventory produced during the period that the stripping costs are incurred. The Company will utilize this accounting policy for stripping costs incurred in its mining operations where applicable.

Closure, Reclamation and Remediation Costs. Current laws and regulations require certain closure, reclamation and remediation work to be done on mineral properties as a result of exploration, development and operating activities. The Company will periodically reviews the activities performed on its mineral properties and makes estimates of closure, reclamation and remediation work that will need to be performed as required by those laws and regulations and makes estimates of amounts that are expected to be incurred when the closure, reclamation and remediation work is expected to be performed. Future closure, reclamation and environmental related expenditures are difficult to estimate in many circumstances due to the early stages of investigation, uncertainties associated with defining the nature and extent of environmental contamination, the uncertainties relating to specific reclamation and remediation methods and costs, application and changing of environmental laws, regulations and interpretation by regulatory authorities and the possible participation of other potentially responsible parties.

Estimated costs associated with closure, reclamation and environmental reclamation the Company’s properties will be reflected in its consolidated financial statements in accordance with generally accepted accounting principles, including the adoption of SFAS 143, Accounting for Asset Retirement Obligations, which the Company adopted.

Property Evaluations and Impairment of Long-Lived Assets. The Company will review and evaluate the carrying amounts of its mining properties and related buildings and equipment, and other long-lived assets when events or changes in circumstances indicate that the carrying amount may not be recoverable. Estimated future net cash flows, on an undiscounted basis, from a property or asset will be calculated using estimated recoverable minerals (considering current proven and probable reserves and mineralization expected to be classified as reserves where applicable); estimated future mineral price realization (considering historical and current prices, price trends and related factors); and operating, capital and reclamation costs. Reduction in the carrying value of property, plant and equipment, or other long-lived assets, with a corresponding charge to earnings, are recorded to the extent that the estimated future net cash flows are less than the carrying value.

Estimates of future cash flows are subject to risks and uncertainties. It is reasonably possible that changes in circumstances could occur which may affect the recoverability of the Company’s properties and long-lived assets.

Except for transactions with employees and directors that are within the scope of SFAS 123R, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. Additionally, in accordance with EITF 96-18, the Company has determined that the dates used to value the transaction are either: (1) the date at which a commitment for performance by the counter party to earn the equity instruments is established; or (2) the date at which the counter party’s performance is complete.

Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations. This statement replaces SFAS No. 141, Business Combinations and applies to all transactions or other events in which an entity (the acquirer) obtains control of one or more businesses (the acquiree), including those sometimes referred to as “true mergers” or “mergers of equals” and combinations achieved without the transfer of consideration. This statement establishes principles and requirements for how the acquirer: a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and c) determines what information to disclose to enable users of the financials statements to evaluate the nature and financial effects of the business combination. This statement will be effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008, or our fiscal year beginning January 1, 2009. Earlier adoption is prohibited. We currently are unable to determine what impact the future application of this pronouncement may have on our financial statements.

Revenue Recognition. The company has had no revenues to date. It is the Company’s policy that revenues will be recognized in accordance with SEC Staff Accounting Bulletin (SAB) No. 104, "Revenue Recognition." Under SAB 104, product revenues (or service revenues) are recognized when persuasive evidence of an arrangement exists, delivery has occurred (or service has been performed), the sales price is fixed and determinable and collectibility is reasonably assured.

Stock-Based Compensation and Equity Transactions. We account for stock-based compensation pursuant to SFAS No. 123R, Share-Based Payment, an amendment of FASB Statements 123 and 95, which requires us to measure the compensation cost of stock options and other stock-based awards to employees and directors at fair value at the grant date and recognize compensation expense over the requisite service period for awards expected to vest.

The FASB has issued Financial Interpretation No. 48, Accounting for Uncertainty in Income Taxes – An Interpretation of FASB Statement No. 109 (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 also prescribes a recognition threshold and measurement standard for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In addition, FIN 48 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 Accounting for Certain Investments in Debt and Equity Securities applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, Fair Value Measurements. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

RESULTS OF OPERATIONS

Results of Operations for the Year Ended March 31 and the period ended November 30, 2008 are included. No Comparisons are Available as this is the Company’s first year of Operation.

No sales or income was recorded for the period from inception, April 2, 2007 to November 30, 2008

Operating Costs and Expenses

Start up costs from inception, April 2, 2007 to November 30, 2008 totalling $ $20,601 were comprised of organizational cost amounting to $1,500 incurred for corporate set-up and structuring; management, office and administration costs amounting to $ $4,497;, cost to date of the contracted writing of this S-1 Registration Statement totalling $ $9,604 including $2,500 for legal fees and, audit and review fees amounting to $5,000.

DESCRIPTION OF BUSINESS

Overview

We are an exploration stage Company with no revenues and a limited operating history. Our independent auditor has issued an audit opinion for the Company, which includes a statement expressing substantial doubt as to our ability to continue as a going concern. The source of information contained in this discussion is our geology report that has been included as an Exhibit to this prospectus. There is the likelihood of our mineral claim containing little or no economic gold or silver and there is a little chance that there are any other mineral reserves. The River Bend Property is not prospected, sampled and staked. There is the possibility that the River Bend Property does not contain any reserves and funds that we spend on exploring the property will be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit we will be required to expend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve

In this Prospectus a combination of Imperial and metric measures are used with respect to mineral properties located in Canada. Conversion rates from Imperial measure to metric and from metric to Imperial are provided below:

Imperial Measure	Metric Unit	Metric Measure	Imperial Unit

2.47 Acres	1 Hectare	0.4047 Hectares	1 Acre
3.28 Feet	1 Metre	0.3048 Metres	1 Foot
0.62 Miles	1 Kilometre	1.609 Kilometres	1 Mile
0.032 Ounces (Troy)	1 Gram	31.1 Grams	1 Ounce (Troy)
1.102 Tons (Short)	1 Tonne	0.907 Tonnes	1 Ton
0.029 Ounces (Troy)/Ton	1 Gram/ Tonne	34.28 Grams/Tonne	1 Ounce (Troy) Ton

We are an exploration stage company. Our plan of operation for the next twelve months assuming funding is received from the offering in this prospectus is to carry out exploration of mineral properties. Subject to available funds or equity agreements, we may acquire other selective early stage properties in the US or Canada. We intend to explore primarily for gold and silver, but if we discover that any of our mineral properties hold potential for other minerals that our management determines are worth exploring further, then we will explore for those other minerals

We will require additional finances in order to pursue full exploration of our existing mineral properties and acquire other mineral properties. We do not have sufficient financing to undertake full exploration of our mineral claims at present and there is no assurance that we will be able to obtain the necessary financing. Further exploration beyond the scope of our planned exploration activities will be required before a final evaluation as to the economic and legal feasibility of mining of mineral properties is determined.

Development of Business

On April 2, 2007 we incorporated the Company and commenced operations as an exploration stage company engaged in the acquisition and exploration of mineral properties with a view to exploiting any mineral deposits we discover.

River Bend Property – Mineral Claims

On April 18, 2008 we acquired a 100% interest in one mineral claim known as the River Bend Property, consisting of an area of approximately 1,193 (483 hectares) acres located 42 kilometres (26 miles) Northeast of Quesnel, British Columbia. We purchased a 75% undivided interest in this claim from Riverbend Gold Corp for $20,000. The vendor elected to accept full payment of the $20,000 by the issuance of 200,000 shares of common stock of the Company at $0.10 per share. To maintain ownership, the Company must spend $120,000 on or before October 31, 2010 and $120,000 before October 31, 2011 on exploration activities. The vendor will retain a 5% net smelter return royalty interest on any mineral recoveries.

Mineral property exploration is typically conducted in phases. A geologist, based on the results from the most recent phase of exploration recommends each subsequent phase of exploration work. We have not yet commenced the initial phase of exploration on the River Bend property. Once we have completed one phase of exploration, we will make a decision as to whether or not we proceed to the next successive phase based upon the analysis of the results of that program. Our director will make this decision based upon the recommendations of an independent geologist who will oversee the program and records the results.

Our plan of operation is to conduct exploration work on the River Bend property in order to ascertain whether it possesses economic quantities of gold, silver, other minerals. There can be no assurance that an economic mineral deposit exists on the River Bend property until appropriate exploration work is completed.

Even if we complete our proposed exploration programs on the River Bend property and we are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

Competition

We are a new mineral resource exploration company and will compete with other mineral resource exploration companies for financing and for the acquisition of new mineral properties. Many of the mineral resource exploration companies with whom we compete have greater financial and technical resources than those available to us. Accordingly, these competitors may be able to spend greater amounts on acquisitions of mineral properties of merit, on exploration of their mineral properties and on development of their mineral properties. In addition, they may be able to afford more geological expertise in the targeting and exploration of mineral properties. This competition could result in competitors having mineral properties of greater quality and interest to prospective investors who may finance additional exploration and development. This competition could adversely impact on our ability to achieve the financing necessary for us to conduct further exploration of our mineral properties.

The Company will also compete with other mineral exploration companies for financing from a limited number of investors that are prepared to make investments in mineral exploration companies. The presence of competing mineral exploration companies may impact on our ability to raise additional capital in order to fund our exploration programs if investors are of the view that investments in competitors are more attractive based on the merit of the mineral properties under investigation and the price of the investment offered to investors.

We will also compete with other mineral companies for available resources, including, but not limited to, professional geologists, camp staff, helicopter or float planes, mineral exploration supplies and drill rigs.

Legislation and Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the United States generally, and in the Province of British Columbia, Canada specifically.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

  Water discharge will have to meet water standards;
  Dust generation will have to be minimal or otherwise re-mediated;
  Dumping of material on the surface will have to be re-contoured and re- vegetated;
  An assessment of all material to be left on the surface will need to be environmentally benign;
  Ground water will have to be monitored for any potential contaminants;
  The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and
  There will have to be an impact report of the work on the local fauna and flora.

Research and Development Expenditures

As of March 31, 2008, we had not spent any amounts on research and development activities since our inception. Our planned expenditures on our exploration programs are summarized below under the section of this Prospectus entitled “Description of Property”.

Employees

As of November 30, 2008, we have no part time or full time employees. Our director, President, CEO and CFO, Trevor Blank works part time as an independent contractor and works in the areas of business development and management. He currently contributes approximately 15% of his time to us. We pay Mr Blank about $183 per month for provision of office and office services. We currently engage independent contractors in the areas of accounting, geological, legal, consulting, marketing, management, accounting, bookkeeping and other services.

Subsidiaries

As of November 30, 2008, we did not have any subsidiaries.

Intellectual Property

As of November 30 , 2008, we had no intellectual property.

Reports to Security Holders

Upon effectiveness of this Prospectus, we will be subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders annual reports containing financial statements audited by our independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.

The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov

Description of Property, Location and Access

Our principal executive offices are provided to us by our President and CEO at about $183 per month and are located at 1791 Marcy Lynn Court, San Jose CA 95124. Our offices were formerly located at 859 S. Haskell, Central Point, OR 97502. Our new telephone number is 408-239-4080

River Bend Property – Mining Claims

The River Bend Property consists of an area of approximately 1,193 acres (483 hectares) located 42 kilometres (26 miles) Northeast of Quesnel, British Columbia. Access is provided to the claim off the 97 Hwy via logging roads. The claims are located in the Quesnel Trough in the Cariboo historic gold area.

Climate, Access, Local Resources & Infrastructure

The climate is mild; typical of the Quesnel area, with elevations 545 meters (1788 feet) above sea level at the Quesnel Airport the area could be workable year round with some difficulty due to snow fall.. Higher ground will require snow machines or similar track mounted vehicles. All the major river drainages flow year round with intermittent freeze over. Most of the subsidiary creeks freeze over. The area is an active logging region with adequate heavy equipment and operators that live in Quesnel and district available for hire. This population center, totalling 9,326 people, are within a one hour drive of the project and provide all amenities including police, hospitals, groceries, fuel, helicopter services, hardware and other necessary items.

Title to the River Bend property

The River Bend property consists of one mineral claim. A “mineral claim” refers to a specific section of land over which a titleholder owns rights to explore the ground and subsurface, and extract minerals.

Claims details are as follows:

Claim Name	Record Number	Expiry Date
Fraser 8	594024	November 8, 2009

Property Geology

Basaltic flows and pillow basalt of the Triassic Karmutsen Formation (Vancouver Group) are underlain by a complexly inter- layered succession of volcanics and sediments of the Paleozoic Sicker and Mississippian to Lower Permian Buttle Lake groups. These include basaltic flows, agglomerates and bedded tuffs of the Upper Devonian McLaughlin Ridge Formation (Myra Formation), Sicker Group and limestone’s and marbles of the Upper Pennsylvannian to Lower Permian Mount Mark Formation (Buttle Lake Group, previously Buttle Lake Formation). Disseminated to massive sulphide mineralization, consisting of pyrite, chalcopyrite and minor pyrrhotite plus sulphide rich quartz-carbonate veins, occur in sheared pyretic quartz-sericite schists with chloritized mafic volcanic flows ("Mine Flow Unit") and tuffs of the Upper Devonian McLaughlin Ridge Formation.

History of Previous Explorations

Drilling in 1988 in this area, encountered a stockwork of hematitic quartz-carbonate veinlets containing disseminated pyrrhotite and chalcopyrite assayed 1.19 grams per tonne gold, 0.0024 per cent copper, 0.0023 per cent zinc, trace silver and trace lead. Another occurrence of copper-gold mineralization in basaltic rocks of the McLaughlin Ridge Formation assayed 2.47 grams per tonne gold and 0.16 per cent copper. Mineralization is associated with the common chloritic alteration, but chlorite-epidote-carbonate-quartz alteration is also present. Mineralization consists of pyrite, chalcopyrite and galena in quartz veins with associated quartz-carbonate and sericite alteration in sheared pillowed volcanics and breccia was also found on the southern part of the claim. The alteration occurs over a width of 100 metres and to the east finely laminated argillite with 10 - 20% pyrite occurs as an inlier between basaltic and cherty tuff. Assays of almost 2 grams gold were recorded. One zone of semi-massive pyrite, up to 10 centimetres thick and 50 centimetres long, occurs in the McLaughlin Ridge basalts on the property which a sample across the zone assayed 2.1 grams per ton gold.

History of the Quesnel-Cariboo Region

Gold was discovered in the area in the late part of the 1800’s. Initial exploration occurred at that time with several showings around the Quesnel/ Cariboo region. Trenching and adits developed most discoveries.

In a BC Department of Mines report Bulletin 21, it was reported that the Cariboo area has produced the largest amount of placer gold in BC. It further identifies that up to 1958, total production of placer gold was 5.2 million ounces. Of this amount, 3 million ounces are reported to be from the Cariboo, with a majority coming from surface placer operations in the highly laden gravels of Tertiary sediments. Original discoveries centered on historical operations at Quesnel Forks (1860), Keithly Creek (1860), Antler Creek (1859), Grouse Creek (1860), Williams and Lightning Creeks (1861), Horsefly River (1859), Hixon Creek (1860), and Cedar Creek, (1921). These operations clearly delineated a high yield geological environment encompassing both in-place and surface gold. While dredges worked at Alexandra on the Fraser River, Quesnel, Cottonwood, and Swift Rivers as well as on the Pine, Big Valley, Williams, Lightning creeks and Whiskey flats, smaller operations produced gold from a long list of creeks such as the Hixon, Government, and Lightening creek tributaries. The Mostique, Last Chance, Van Winkle, Perkins, Chisholm, Davis, Anderson; and Willow River were also prolific producers while streams like Rouchon, Dragon, Slough, Nelson, Burns, Big Valley, Sugar, Mosquito, Lowhee, and Williams yielded gold. The Cottonwood River, as well as the Grouse, Antler and Cunningham creeks essentially networked the area with gold extraction sites. Virtually every stream that cut through the deep overburden to expose the rich gravels and bedrocks was mined in some way. Major streams like Quesnel River (Bullion Mine) and its tributaries such as the Keithley, Harvey and Cedar creeks as well as the Horsefly river have all yielded gold clearly reflecting a patchwork of gold rich subsurface – all part of the geological Terrane system. Exploration by other mining companies, one of which adjoins our property is currently underway with encouraging results being reported.

Glossary of Technical Terms

Term	Definition
Alluvial	Pertaining to sediments deposited in the floodplain of a river, stream or running water source. Alluvial deposits results from irregular water sources, such as fast-moving flood waters and may follow less regular or chaotic patters than fluvial deposits.
Autunite	A secondary mineral resulting from the oxidation of uranium bearing rocks, such as uraninite. It has a fluorescent yellow-green translucent appearance.
Braided stream or braided streambars. channels.

A network of small channels separated by small and often temporary islands called braid Braided streams are common wherever a drastic reduction in water flow causes the rapid deposition of the stream's sediment load. Braided channels are also typical of river deltas and areas of high erosion.

Eocene Extrusive	A geologic period that extends between 55 and 34 million years ago. A body of igneous rock that has crystallized from a molten magma above the surface.
Fluvial

Pertaining to sediments deposited by a river, stream or running water. Fluvial deposits tend to follow regular, organized patterns, especially in comparison with alluvial deposits, because of the relatively steady transport provided by rivers.

Geochemical survey	A sampling program focusing on trace elements that are commonly found associated with mineral deposits. Common trace elements for gold are mercury, arsenic, and antimony.
Geologic mapping Geophysical Granite	The process of mapping geologic formations, associated rock characteristics and structural features.
Geophysical survey	The study of the earth by quantitative physical methods. A commonly occurring variety of intrusive igneous rock.
The systematic measurement of electrical, gravity, seismic, magnetic, or other properties as a tool to help identify rock type(s), faults, structures and minerals.
Ground Scintillation	A method of uranium prospecting that employs a scintillation counter, a specialized instrument for detecting the presence of radioactive minerals.
Intrusive	A body of igneous rock that has crystallized from a molten magma below the surface.
Igneous	A body of rock that has crystallized from a molten magma.
Oligocene	A geologic period that extends between 34 million to 23 million years ago.
Outcrop	A segment of bedrock exposed to the atmosphere.
Paleochannel	The remnant of a stream channel cut in older rock and filled by the sediments of younger overlying rock.
Pitchblende	Common form of uraninite, a uranium rich mineral.
Precambrian	The period spanning from the formation of Earth some 4500 million years ago to the evolution of the first complex multicellular organisms, including the first animals, some 542 million years ago.
Rhyolite	An igneous, volcanic (extrusive) rock of silicon rich composition bearing a resemblance to granite.
Roll Front

A type of uranium deposition in sandstone bed layers, which cuts across layers in sharply curving forms, commonly C-shaped or S- shaped. Roll Front deposits in Colorado are typically of highly variable geometry, with their longest dimension in plain view parallel to the axes of buried sandstone layers representing former stream channels, and surrounded by a wide halo of reduced or altered rock (rock which has undergone chemical and/or mineralogical changes under geologic processes).

Sediment	Any particulate matter that can be transported by fluid flow and which eventually is deposited as a layer of solid particles on the bed or bottom of a body of water or other liquid.
Tertiary	A geological period that extends approximately 65 million to 1.8 million years ago.
Ground Scintillation	A method of uranium prospecting that employs a scintillation counter, a specialized instrument for detecting the presence of radioactive minerals.
Gummite	A yellow amorphous mineral composed of uranium minerals, oxides, silicates, hydrates and hydrous oxides of uranium, derived from the alteration of uraninite. It is named for its gum-like consistency.
U3O8	A uranium feedstock ore that contains dirt and other rocks. It is for all subsequent uranium processing and applications.
Uraninite	A uranium-rich mineral composed of primarily of uranium dioxide but which also contains uranium trioxide and oxides of lead, thorium and rare earths. It is commonly referred to as pitchblende.
Uranophane	A secondary mineral resulting from the oxidation of uranium bearing rocks, such as uraninite. It is an alteration of gummite, and has a yellow translucent appearance.
Wall Mountain Tuff	A type of rock formed from volcanic ash ejected from vents during a volcanic eruption and forming on mountain walls.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement, we have four registered shareholders.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Delaware Revised Statutes, Section 173 state:

No corporation shall pay dividends except in accordance with this chapter. Dividends may be paid in cash, in property, or in shares of the corporation's capital stock. If the dividend is to be paid in shares of the corporation's theretofore unissued capital stock the board of directors shall, by resolution, direct that there be designated as capital in respect of such shares an amount which is not less than the aggregate par value of par value being declared as a dividend and, in the case of shares without par value being declared as a dividend, such amount as shall be determined by the board of directors. No such designation as capital shall be necessary if shares are being distributed by a corporation pursuant to a split-up or division of its stock rather than as payment of a dividend declared payable in stock of the corporation.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Equity Compensation Plans

As of the date of this registration statement we had no Equity Compensation Plans

Rule 144 Shares

A total of 1,760,000 shares of our common stock are issued and outstanding, of which 1,500,000 are held by affiliates, and 260,000 by non-affiliates whom have held the shares for about 8 month. These shares will be available for resale to the public following the filing of this prospectus, and application and issuance of a trading symbol the issuance of which cannot be assured.

In accordance with the volume and trading limitations of Rule 144 of the Act, in general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least twelve month if the Company is not subject to the reporting requirements of the Securities Act of 1934 or six months provided that the company has been subject to the reporting requirements of the Securities Act of 1934 for a minimum of 90 days, is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	1% of the number of shares of the company's common stock then outstanding

2.	the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least one year if the Company has been subject to the reporting requirements of the Securities Act of 1934 and two years if not subject to the reporting requirements of the Securities Act of 1934, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144. As of the date of this prospectus, persons who are our affiliates and non-affiliates hold 1,700,000 common shares all of which may not be sold pursuant to Rule 144 or 144(k) at the time of this prospectus.

Registration Rights

We have not granted registration rights to any persons.

Legal Proceedings

We are is not a party to any pending legal proceedings, nor are we aware of any government authority contemplating any legal proceeding against us.

MANAGEMENT

Directors, Executive Officers and Significant Employees

     The following table sets forth the names and ages of our current directors and executive officers. Also the principal offices and positions with us held by each person and the date such person became our director, executive officer. Our Board of Directors appoints our executive officers. Our directors serve until the earlier occurrence of the election of his or her successor at the next meeting of stockholders, death, resignation or removal by the Board of Directors. There are no family relationships among our directors, executive officers, or director nominees.

Name	Age	Position
		President, Chief Executive Officer, Chief Financial
Trevor Blank	60	Officer, Secretary and Treasurer and Director

Our Directors and Executive Officers

Note 2
 Between the periods commencing September 2004 to the current date, our President Mr. Trevor Blank has been the owner and general manager of The Foothills Group; a state of Oregon sole proprietorship engaged in business development. During this period he provided business consulting services to various private and public companies to develop and expand their business opportunities. Prior to September 2004, (from Sept 2002 to Sept 2004) Mr. Blank was residential construction manager for GHO Homes Inc. GHO Homes Inc, is a major developer of residential housing, under Mr. Blanks’ guidance the  build rate of new homes increased from one house per week to four houses per week. For the ten years prior to Sept 2002, Mr. Blank was owner/manager of Equity Builders Inc, a building construction firm engaged in building and restoration of commercial structures, including buildings on the National Historical Register. Within these periods, Mr. Blank did volunteer work in fire fighting, search and rescue, including teaching of fire and rescue techniques in Anguilla British West Indies. He currently holds the American Red Cross certification for Shelter Operations and Mass Care.

As of November 30, 2008, we have no part time or full time employees. Our director, President, CEO and CFO, Trevor Blank, works part time as an independent contractor and works in the areas of business development and management. He currently contributes approximately 15% of his time to us. As needed we engage independent contractors in the areas of accounting, geological, legal, consulting, marketing, management, accounting, bookkeeping and other services.

Management and Consulting Agreements

None

Legal Proceedings Related to Officers and Directors

No officer, director, or person nominated for these positions, and no promoter or significant employee of our corporation has been involved in legal proceedings that would be material to an evaluation of our management. No director, executive officer, promoter or control person has been involved in any of the following events during the past five years:

  any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
  any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);
  being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or
  being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Going Concern

Our Board of Directors currently carries out the functions of the Audit Committee we do not have an audit committee financial expert on our Board to carry out the duties of the Audit Committee. Our Board of Directors has determined given the Company’s current level of activities the cost of hiring a financial expert to act as a director and to be a member of the Audit Committee or otherwise perform Audit Committee functions outweighs the benefits of having a financial expert on the Audit Committee.

EXECUTIVE COMPENSATION

Summary Compensation

The current Board of Directors is comprised of Mr. Trevor Blank. Mr Blank received only office cost remuneration amounting to $1,500 for the year ended March 31, 2008. This amount has been paid by the issuance of 1,500,000 shares of common stock on December 13, 2007.

Note 5

For the period April 1, 2008 to November 30, 2008 Mr. Blank invoiced the Company $1,830 for management and office service, which remains unpaid.

Summary Compensation Table

Name & Principle Position	Year ($)	Salary ($)	Other Annual Compensation Bonus ($)	Restricted Stock ($)	Options Awards ($)	LTIP SARs ($)	Payouts ($)	All Other Compensation ($)

Trevor Blank, President/Director	2007	0	0	$1,500	0	0	0	0

There are no current employment agreements between the Company and its executive officers.

The terms of these stock issuances were as fair to the Company, in the opinion of the Board of Directors, as could have been made with an unaffiliated third party. In making this determination the board relied upon the fact that the Company had no assets and therefore no value upon which a price per share could be determined. The sale of 1,500,000 shares were valued at $0.001 (par value) and purchased for $1,500 of services rendered for the period April 2, 2007 to March 31, 2008. Additional expenses in the amount of $1,830 were accrue for the period April 1, 2008 to November 30, 2008

The Company’s officer and director currently devote an immaterial amount of time to manage the affairs of the Company. Trevor Blank, the president, CEO, CFO, secretary, treasurer and director and a director of the Company, currently has committed to provide up to 15 hours per week providing management services to us although he currently provides about 2 hours per week. He has agreed to work with no cash remuneration until such time as the Company receives sufficient revenues necessary to provide management salaries. At this time, management cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any.

EMPLOYMENT AGREEMENTS

We do not currently have any Employment Agreements.

STOCK OPTION PLANS

There are no option plans.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders
The following table presents certain information regarding the beneficial ownership of all shares of common stock at the date of this prospectus, for each executive officer and director of our Company and for each person known to us who owns beneficially more than five percent (5%) of the outstanding shares of our common stock.

Name and Address Beneficial Owner (1)	No. Of Shares Before Offering	No. Of Shares After Offering	Percentage Before Offering based on 1,760,000 issued	Ownership After Offering based on 2,760,000 issued

Trevor Blank 1791 Marcy Lynn Court, San Jose, CA 95124	1,500,000	1,500,000	85.23%	54.34%
Riverbend Gold Corp	200,000	200,000	11.36%	7.25%

All 5% holders, Officers and Directors as a Group	1,700,000	1,700,000	96.59%	61.59%

(1) Each of the persons named above may be deemed to be a "parent" and “promoter" of the Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct holdings in the Company.

Changes In Control

There are currently no arrangements, which would result in a change in control of the Company.

Director Independence

Our securities are not currently on any exchange. Following this registration becoming effective we anticipate filing for a trading symbol on the OTC Bulletin Board, which does not have any director independence requirements.

Trevor Blank is our sole director and officer and as such does not meet any of the definitions for independent directors. Once we engage further directors and officers, we will develop a definition of independence and scrutinize our Board of Directors with regard to this definition.

Certain Relationships and Related Transactions

Relationships and Related Party Transactions

None

Corporate Governance:

a. Code of Ethics
We have presently not adopted a code of ethics due to the fact that we are in the early stage of our operations but to intend to adopt a code of ethics within the next year.

b. Director Independence
At this time the Company does not have a policy that it’s directors or a majority be independent of management as the Company has at this time only two directors. It is the intention of the Company to implement a policy that a majority of the Board member be independent of the Company’s management as the member’s of the board of director’s increases. A Director is considered independent if the Board affirmatively determines that the Director (or an immediate family member) does not have any direct or indirect material relationship with the Company or its affiliates or any member of senior management of the Company or his or her affiliates. The term “affiliate” means any corporation or other entity that controls, is controlled by, or under common control with the Company, evidenced by the power to elect a majority of the Board of Directors or comparable governing body of such entity. The term “immediate family member” means spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in law brothers- and sisters-in-laws and anyone (other than domestic employees) sharing the Director’s home.

c. Committees
We do not have audit, nominating, or compensation committees or committees performing similar functions nor a written nominating, compensation of audit committee charter. Our Board of Directors as a whole decides such matters, including those that would be performed by a standing nominating committee. Our Board of Directors has not adopted any processes or procedures for considering executive and director compensation. We have not yet adopted an audit, compensation, or nominating committees because we have not sufficiently developed our operations and have generated no revenues since we changed our business model to exploration activities.

Additionally, we do not currently have any specific or minimum criteria for the election of nominees to our Board of Directors nor do we have any process or procedure for evaluating such nominees.

d. Shareholder Communications
Our Board of Directors does not have any defined policy or procedure requirements for our stockholders to send communications to our Board of Directors, including submission of recommendations for nominating directors. We have not yet adopted a process for our security holders to communicate with our Board of Directors because we have not sufficiently developed our operations and corporate governance structure.

e. Board of Director Meetings.
During fiscal year 2007, we had one Board of Directors meetings that were held on April 4, 2007 (the Organizational meeting). We had two directors at that time, both of which attended this meeting. One director resigned at the end of this meeting. Following the April 4, 2007 meeting, up to November 30, 2008 a number of Consent Meetings have been held regarding specific actions to be taken.

f. Annual Shareholder Meetings Note 6
 We have not yet held an annual shareholders meeting. This will be scheduled within six months following   final disposition of this S-1 Registration Statement and annually thereafter, within six months of the Company’s year end ,or earlier should other consideration warrant the earlier convening of a meeting

Dealer Prospectus Delivery Obligation

In accordance with the Regulations, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Under the Delaware Corporate Business Act (“DCBA”), our directors will have no personal liability to us or our stockholders for damages incurred as the result of any act or failure to act in the capacity as a director or officer. This provision does not apply to the directors’ (i) for a breach of the director’s duty of loyalty to the corporation or its stockholders or members; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) for a transaction from which the director derived an improper personal benefit; or (iv) for the payment of a dividend by a director when the Company is insolvent.

The DCBA grants corporations the right and in certain circumstances mandates corporations to indemnify directors, officers, employees and agents in accordance with applicable law. Our Bylaws further authorize us, pursuant to Delaware law, to indemnify our directors and officers in cases where our officer or director acted in good faith and reasonably believed the conduct was in the best interests of the Company, received no improper personal benefit, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PART II-INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses Of Issuance And Distribution

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. This expense will be borne by the Company. All of the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$0.96
Accounting & Administrative expenses	$3,500.00
Legal fees	$5,000.00
Total	$8,500.96

Item 14. Indemnification Of Director And Officers

The Company’s By-Laws allow for the indemnification of the officer and/or director in regards to her carrying out the duties of her office. The Board of Directors will make determination regarding the Indemnification of the director, officer or employee as is proper under the circumstances if she has met the applicable standard of conduct set forth in the Delaware General Corporation Law.

As to indemnification for liabilities arising under the Securities Act of 1933 for a director, officer and/or person controlling the Company, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

In December 2007 we issued 1,500,000 @ $0.001 to our President and Director, Mr. Trevor Blank for services rendered.

In December 2007 we issued 30,000 each @ $0.025 per share in aggregate 60,000 shares of common stock to two consultants in payment of debt in the amount of $1,500 incurred for organization expenses. The amount invoiced was nominal by our Director relative to the services provided. As well, the consultants agreed and have continued to provide organizational and support services in the preparation of this S-1 Registration Statement

On January 20, 2008 we issued 200,000 restricted common shares valued at $0.10 a share, ($20,000) for acquisition of our Riverbend mineral claims. As a provision of the mineral property agreement dated January 15, 2008, the seller had the option to accept either shares or cash in payment. The seller accepted the option to have the shares issued as payment.

The Common Stock was issued in accordance with a Section 4(2) offering under the Securities Act of 1933, as amended and Rule 506 promulgated there under.

Total shares issued and outstanding as of November 30, 2008 – 1,760,000 shares.

ITEM 16. EXHIBITS Note 7

Exhibit
Number	Description
3.1	Articles of Incorporation *
3.2	Bylaws - revisions **
5.1	Legal opinion with consent to use*
10.1	Mineral property agreement dated January 15, 2008*
10.2	Amendment No 1 to Mineral Property Agreement dated October 20, 2008 **
23.1	Consent of Moore and Associate Chartered, Certified Public Accountant dated December 23, 2008*

*  filed with S-1 Registration Statement dated 2008-10-06
** filed with S-1/A Registration Statement dated 2009-01-13

Financial Statement Schedules

The financial statement schedules are omitted because they are inapplicable or the requested information is shown in our financial statements or related notes thereto.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

a.	include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b.

reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration Statement; and

c.	include any additional or changed material information on the plan of distribution.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.

That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For determining any liability under the Securities Act, we shall treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424 (b) (1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

For determining any liability under the Securities Act, we shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that the offering of the securities at that time as the initial bona fide offering of those securities.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in San Jose, CA on January 20, 2009

SKYHIGH RESOURCES INC

By: /s/ Trevor D. Blank
Trevor Blank
President, Chief Executive, Secretary, Treasurer, Chief Financial
Officer, Principal Accounting Officer and Director

In accordance with the requirements of the Securities Act, this Prospectus has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Trevor D. Blank	President, Chief Executive Officer,	January 20, 2009
Secretary, Treasurer, principal accounting officer,
principal financial officer and Director